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                                                                     Exhibit 21

                                 Subsidiaries
                                 ------------

      Name                                              Jurisdiction of
      ----                                              ---------------
                                                        Incorporation
                                                        -------------

1.    Persist, S.A.                                     Spain

2.    Peritus Software Services                         Massachusetts
      Securities Corporation

3.    Peritus Software Services                         India
      (India) Private Limited
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